Exhibit 99.1

TEMPUR-PEDIC INTERNATIONAL INC. ANNOUNCES CLOSING OF AMENDED AND RESTATED SENIOR CREDIT FACILITIES

Amended facilities provide favorable interest rate pricing and more flexible covenant package

For Immediate Release

LEXINGTON, KENTUCKY, AUGUST 30, 2004 — Tempur-Pedic International Inc. (NYSE: TPX) announced that it has closed on an amendment and restatement of its existing senior secured credit facilities. The changes include a reduction in the interest rates charged on outstanding borrowings as well as favorable changes to the covenant structure included in the agreement.

“Our senior lending group, led by GE Commercial Finance, worked with us to provide senior credit facilities that reflect the strong growth in the sales and cash flows of the business along with our significant reduction in leverage since we renegotiated the facilities last August, and a covenant package that is more consistent with our status as a growing, successful public company”, said Dale Williams, Chief Financial Officer.

Significant changes to the amended and restated agreement include: a 75 basis point reduction in the interest rates applicable to various components of the facilities; a more flexible covenant package including the elimination of the maximum capital expenditure covenant; and the allowance of Industrial Revenue Bond financing for the proposed Albuquerque, New Mexico plant. The amended and restated agreement continues to provide for revolving credit facilities in the committed amounts of $20 million in the United States and $15 million in Europe with an additional $5 million working capital line in Europe, and term loans in the aggregate amount of approximately $203 million outstanding. The revolving credit facilities continue to mature in 2008 and the term loans continue to mature in 2008 and 2009.

The Company expects that the more favorable interest rate pricing will initially result, based on the level of borrowings outstanding at June 30, 2004, in a savings of approximately $1.6 million in interest expense on an annualized basis. These savings will be partially offset by amortization of the related financing costs of approximately $0.3 million per year.

Mr. Williams added, “This agreement illustrates a continued strong commitment to the business from our lending group and we appreciate the long term support we have received from GE Commercial Finance. The terms of the agreement also allow the company the flexibility to start construction of the Albuquerque plant earlier than previously announced to meet the increasing demand for our products.”

Forward-Looking Statements

This release may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation in its annual report on Form 10-K under the headings “Special Note Regarding Forward Looking Statements” and “Business—Risk Factors”. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows(TM) made from the revolutionary Tempur® pressure-relieving material, a visco-elastic material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in 60 countries under the Tempur® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International are in Lexington, KY. For more information about the Company, visit www.tempurpedic.com or call 800-878-8889.